Exhibit 10.13

THIRD AMENDMENT TO THE ASSET PURCHASE AGREEMENT

THIS THIRD AMENDMENT to the Asset Purchase Agreement by and among River Hawk Aviation, Inc., a closely held Delaware corporation (“Seller”) and Calvin Humphrey, a resident of Texas (“Humphrey” or the “Shareholder”) on the one hand, and River Hawk Aviation, Inc., f/k/a Viva International, Inc., a Nevada corporation, on the other hand (“Buyer”) dated September 19, 2006, as amended first, on January 10, 2007 and second, on August 29, 2007  (the “Agreement”), entered into this November 15, 2007, amends the Agreement as follows (the “3rd Amendment”):

RECITALS

A.    Seller, the Shareholder and Buyer (collectively, the “Parties”) entered into an Asset Purchase Agreement on September 19, 2006, as amended January 10, 2007 and August 29, 2007;

B.    In furtherance of the Buyers ability to achieve confidence in the value of certain assets to be transferred to the Buyers pursuant to the and therefore to restate the terms of consideration; and;

C.    Unless otherwise defined in this 3rd Amendment, capitalized terms have the meaning as defined in the Agreement.

Accordingly, the Parties hereby agree as follows:

1.  Subsection 2.1.b. of the Agreement is hereby deleted in its entirety and replaced as follows:

  “2.1.b.  all Inventories consisting of SAAB parts of products, set forth in Exhibit “A,” shall transferred at Closing; ownership the remaining portion of the Inventories stated on scheduled set for in Exhibit “A” shall not be transferred to Buyer but instead will be consigned Buyer under the following terms:

(i)	Seller represents that not less than Two million, five hundred thousand dollars ($2,500,000) in cash value of inventory is hereby consigned to Buyer;

(ii)	Buyer agrees to store the inventory, to insure its value and to protect the inventory consistent with reasonable standards and practices within the industry;

(iii)
Buyer agrees to market and sell the inventory for the benefit of the both the Buyer and Seller on prices and terms acceptable to the Seller.  For sales of the consigned Inventories successfully completed for up to a total of Six hundred twenty-five thousand dollars ($625,000) in sales revenue, Buyer shall receive 20% of the sales revenue of such sales and Seller shall receive 80% of the sales revenue of such sales;

(iv)
Upon exceed successful completion of sales of consigned inventories in the total amount of Six hundred twenty-five thousand dollars ($625,000) in sales revenue, Buyer shall, from that point forward, receive 35% of sales revenue of all subsequent sales Seller shall receive 65% of sales.”

2.  Section 2.3 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  “2.3 CONSIDERATION

  Consideration. On the Closing Date, Buyer shall purchase from Seller the Assets of Seller in exchange for Seller’s issuance of five million, five hundred thousand (5,500,000) shares of Series A Preferred Stock (“Series A Preferred”) to Seller (the “Purchase Price”);

3.       Section 2.6 of the Agreement is hereby deleted in its entirety and substituted therefore as is the following:

  Closing.  This Agreement shall be closed upon the mutual execution of this 3rd Amendment to the Agreement (the “Closing”).

4.       Except as otherwise provided herein, all other terms of the Agreement, and prior amendments thereto, remain in full force and effect.

5.       This Amendment sets forth the entire understanding and agreement of the parties, and   supersedes any and all prior contemporaneous oral or written agreements or understandings between the parties if in conflict with the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of Michigan.

6.       This Amendment may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date listed above.

RIVER HAWK AVIATION, INC.
a Nevada corporation (Buyer).

/s/ Robert Scott
By:  Robert Scott
Its:  Chief Financial Officer and Director

RIVER HAWK AVIATION, INC.
a Delaware corporation (Seller).

/s/ Calvin Humphrey
By: Calvin Humphrey
Its: President